                                                   EXHIBIT 3.2


                          CERTIFICATE OF AMENDMENT
                                      OF
             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                      INTERNATIONAL LOGISTICS LIMITED


          International Logistics Limited, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST:    That, by unanimous written consent of the Board of
Directors of the Corporation dated February 16, 1998, resolutions were duly adopted setting forth the proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

          RESOLVED, that Article I of the Corporation's Amended and Restated Certificate of Incorporation be amended to read as follows:

          "The name of the Corporation is: "GeoLogistics Corporation" (hereinafter referred to as the "Company")."

          SECOND:   That, thereafter, by written consent of the holders of at
least 80% of the voting stock of the Corporation, the necessary number of shares required by the Corporation's bylaws were voted in favor of the amendment. Prompt written notice in accordance with Section 228 of the General Corporation Law of the State of Delaware has been given to those stockholders of the Corporation and have not consented in writing.

          THIRD:    That said amendment was duly adopted in accordance with
the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, International Logistics Limited has caused this certificate to be signed by Roger E. Payton, its Chief Executive Officer, this 24th day of February, 1998.

                                         /s/Roger E. Payton
                                         ------------------------------
                                            Roger E. Payton